UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016

Commission File Number of Issuing Entity:   001-35324
Central Index Key Number of Issuing Entity:   0001531375

Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1
(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor and sponsor: 001-35323
Central Index Key Number of depositor and sponsor: 0001509307

Fixed Income Client Solutions LLC
(Exact name of depositor and sponsor as specified in its charter)

Delaware	27-4404514
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

Fixed Income Client Solutions LLC
214 N. Tryon Street, Suite 2636	28202
Charlotte, North Carolina (Address of Principal Executive Office of Issuing Entity)	(Zip Code)

Registrant’s telephone number, including area code (877) 421-7858

No Change
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑22 under the Exchange Act (17 CFR 240.14a‑22)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 8 – Other Events.

Item 8.01.	Other Events.

Pursuant to the Trust Agreement, dated as of October 14, 2011, as supplemented by the Trust Agreement Supplement, Series 2011-1, each between Fixed Income Client Solutions LLC, a Delaware limited liability company, as Depositor and The Bank of New York Mellon, a New York banking corporation, as Trustee, relating to the Fixed Income Trust for Goldman Sachs Subordinated Notes, Series 2011-1 (the “Trust”), the Trust has released the attached Notice of Exercise of Warrants to the Certificate Holders of Fixed Income Trust for Goldman Sachs Subordinated Notes Series 2011-1.

Section 9 – Financial Statements and Exhibits.

Item 9.01 (d). Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit 99.1          Notice of Exercise of Warrants to the Certificate Holders of Fixed Income Trust for Goldman Sachs Subordinated Notes Series 2011-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIXED INCOME TRUST FOR GOLDMAN SACHS SUBORDINATED NOTES, SERIES 2011-1
(Issuing Entity)

FIXED INCOME CLIENT SOLUTIONS LLC
(Registrant)

By:	/s/ James Whang
	Name:	James Whang
	Title:	Treasurer

September 27, 2016

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Notice of Exercise of Warrants to the Certificate Holders of Fixed Income Trust for Goldman Sachs Subordinated Notes Series 2011-1.